                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 Percentage of
                                                                    Voting
                                                                  Securities
                                                                   Owned by
                                                     Organized     Immediate
                 Name of Company                   Under Laws of    Parent
                 ---------------                   ------------- -------------
Atlantic Richfield Company (Registrant)...........   Delaware
Subsidiaries of Registrant in consolidated
 financial statements, as of December 31, 2000:
  Vastar Resources, Inc. .........................   Delaware        100.0
  ARCO British Limited............................   Delaware        100.0

  The subsidiaries whose names are not listed above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.